EXHIBIT 10.8



            Memorandum of Terms for Sales Agreement between Wellstone
                   Tobacco, Inc. and H & S Distributors, Inc.

This document sets forth the principal terms of an agreement between Wellstone Tobacco Company, Inc. ("Wellstone") and H&S Distributors, Inc. ("H&S", collectively, the "Parties"), whereby Wellstone will provide the Silverton Brand of cigarettes (the "Product") to H&S for sale. The terms described in this memorandum are subject to the negotiation and execution of definitive documents (the "Agreement").

The Product                                                  Wellstone will provide the Product to H&S for sale in
                                                             Florida.

Scope of Grant                                               Wellstone will grant H&S an exclusive right to sell the
                                                             Product within the state of Florida for a period of one
                                                             year. In. consideration for this exclusive sales right,
                                                             H&S shall place an initial order of 7,500 cartons of
                                                             the Product.

Structure of Sales Agreement                                 Wellstone will ship the product to a mutually agreed
                                                             upon licensed cigarette distributor for the State of
                                                             Florida. Said distributor will affix required taxation
                                                             identification markings on the Product.

Payment Terms                                                H&S, its distributor or agent will pay Wellstone See
                                                             Exhibit A per carton of the Product within 10 days of
                                                             receipt of the Product by H&S, its distributor or agent.

Extension of Exclusive Rights                                Wellstone will continue its grant of exclusive rights
                                                             to H&S within the state of Florida if H&S has ordered a
                                                             minimum of 20,000 cartons per week of the Product
                                                             within the 9th month of the Agreement.

Promotional Incentive:                                       Wellstone will provide H&S with 1,000 cartons of the
                                                             Product with the first 7,500 cartons ordered, and an
                                                             additional 1,000 cartons with the next 10,000 cartons
                                                             ordered, for use in promotional activities

Additional Grant of Sale Rights                              Wellstone will grant H&S a 90 day exclusive right of
                                                             sale of the Product within the state of Texas
                                                             commencing upon signing of the Agreement.  After 90
                                                             days, Wellstone will grant H&S right of sale in Texas
                                                             under similar terms and conditions established for
                                                             Florida.

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

DATED:  12/30/04                            DATED:12/30/04



/s/ David Hattaway                          /s/ Samuel Veasey
------------------                          -----------------
David Hattaway for H&S                      Samuel Veasey for Wellstone
Distributors, Inc.                          Tobacco Company, Inc.



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